Exhibit 10.1

The following Addendum to Executive Employment Agreement has been entered into by and between Atlantic Power Corporation and each of the following employees:

Employee

Edward Hall

Terrence Ronan

Addendum to Executive Employment Agreement

THIS ADDENDUM TO Executive Employment Agreement is made as of the 30th day of August 2013, by and between Atlantic Power Corp.  (“Company”) and                                              (“Employee”).

Company and Employee hereby supplement the Executive Employment Agreement between them by adding the following provision:

Executive Employment Agreement — Compensation Upon Termination

Pursuant to Section 7 of the Executive Employment Agreement(1), the compensation due an Executive upon termination of employment as provided in Section 7(a) includes a lump sum payment in Section 7(a)(B) calculated based on the average of the last two years Total Annual Compensation.

In a situation where the Executive has not completed two years of service with the Company, the following methodology shall be used to calculate the average Total Annual Compensation for clause 7(a)(B) should Executive be terminated as provided in Section 7(a):

First Year

•                  Current Base Salary plus Annual Bonus calculated using 75% of Base Salary plus the Company’s most recent annualized 401k matching contribution contributed on Executive’s behalf, will be utilized as the average for Total Annual Compensation.

Second Year — After approval of first year Annual Bonus award:

•                  After the Annual Bonus percentage is approved for the first year, the amount used for the first year Total Annual Compensation will be the first year Base Salary plus the actual Annual Bonus percentage approved times Base Salary plus the Company’s most recent annualized 401k matching contribution contributed on Executive’s behalf.

•                  The second year Total Annual Compensation amount will equal the current Base Salary plus the Annual Bonus calculated using 75% of current Base Salary plus the Company’s most recent annualized 401k matching contribution contributed on Executive’s behalf.

Third Year — After approval of Annual Bonus for the second year:

•                  Once the Annual Bonus for year two is approved the average for the previous two years Total Annual Compensation will be utilized for Section 7(a)(B).  For clarity, the intent is to ignore the impact of partial year employment when the first year is included in calculating the amounts due under Section 7(a)(B).

(1)   Capitalized terms used in herein but not otherwise defined shall have the meanings ascribed to them in the applicable Executive Employment Agreement.